Exhibit 10.64

BOSTON SCIENTIFIC CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

This Agreement, dated as of the %%OPTION_DATE,'Month DD, YYYY'%-% (the “Grant Date”), is between Boston Scientific Corporation, a Delaware corporation (the “Company”), and the person whose name appears on the Signature Page of this Agreement (the “Participant”), a non-employee director of the Company. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Company’s Amended and Restated 2011 Long-Term Incentive Plan, as amended from time to time (the “Plan”).

1.    Grant and Acceptance of Award. The Company hereby awards to the Participant that number of Restricted Stock Units set forth on the Signature Page of this Agreement (the “Units”). Each Unit represents the Company’s commitment to issue to the Participant one share of Stock, subject to the conditions set forth in this Agreement. This award is granted pursuant to and is subject to the terms and conditions of this Agreement and the provisions of the Plan. The Participant hereby accepts the award of Units.

2.    Restrictions on Units. Units awarded hereunder shall be subject to the forfeiture restrictions described in Section 5 hereof and the limits on transferability described in Section 11 below.

3.    Vesting. Except as otherwise provided in Section 5 hereof (relating to a Separation From Service (as defined in the Boston Scientific Corporation Non-Employee Director Deferred Compensation Plan, as may be amended from time to time (the “Director Deferred Compensation Plan”)) and Section 6 hereof (relating to a Change in Control Event (as defined in the Director Deferred Compensation Plan)), the Units awarded hereunder shall vest in full on the last day of the Participant’s current term as a non-employee director of the Company.

4.    Participant’s Rights in Stock. The shares of Stock, if and when issued to the Participant pursuant to this Agreement, shall be registered in the Participant’s name and evidenced in a manner as determined by the Company, in its sole discretion. Under no circumstance will the Participant be deemed, by virtue of the granting of the Units, to be a holder of any shares of Stock underlying the Units or be entitled to the rights or privileges of a holder of
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such shares of Stock (including the right to receive dividends or vote the shares of Stock), unless and until the Units have vested and the underlying shares of Stock have been issued to the Participant.

5.    Separation From Service. If the Participant experiences a Separation From Service (as defined in the Director Deferred Compensation Plan) from the Company for any reason other than for cause prior to the end of the Participant’s current term as a non-employee director of the Company, any Units awarded hereunder that remain unvested shall vest pro rata based on the number of months of service completed by the Participant (rounded up to the nearest whole month) prior to such Separation From Service, and the remainder of such Units shall be immediately and automatically forfeited. If the Participant experiences a Separation From Service from the Company for cause, any Units awarded hereunder that have not been settled shall be immediately and automatically forfeited. For purposes of this Agreement, “cause” means a felony conviction of the Participant or the failure of the Participant to contest prosecution for a felony, or the Participant’s misconduct or dishonesty that is harmful to the business or reputation of the Company.

6.    Change in Control Event. In the event of a Change in Control Event (as defined in the Director Deferred Compensation Plan), any unvested Units shall immediately vest in full.

7.    Consideration for Stock. The shares of Stock subject to the Units are intended to be issued for no cash consideration.

8.    Issuance of Stock. Shares of Stock will be issued in settlement of vested Units within sixty (60) days after the earlier of (i) a Change in Control Event or (ii) the Participant’s Separation From Service (as defined in the Director Deferred Compensation Plan). Notwithstanding the foregoing, in the event that a Participant is a Specified Employee (as defined in the Director Deferred Compensation Plan) at the time of his Separation From Service, then notwithstanding any other provision of the Plan, unless the Participant’s Separation From Service is by reason of the Participant’s death, then any Units that becomes payable under the Plan due to the Participant’s Separation From Service will be paid six (6) months and one (1) day after the date on which the Participant’s Separation From Service occurs.

The Company shall not be obligated to issue any shares of Stock until (a) all United States (“U.S.”) federal, state, local and non-U.S. laws and regulations, as the Company may deem applicable, have been complied with; (b) the shares of Stock have been listed or authorized for listing upon official notice to the New York Stock Exchange, Inc. or have otherwise been accorded trading privileges; and (c) all other legal matters in connection with the issuance and delivery of the shares of Stock have been approved by the Company’s legal department.

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Further, notwithstanding anything in the Agreement to the contrary, if the Participant resides outside the United States, the Company may, in its sole discretion, settle the Units in the form of a cash payment to the extent that settlement in shares of Stock is prohibited under local law or would require the Company to obtain the approval of or complete any legal or regulatory filing with any governmental and/or regulatory body in the Participant’s country of residence. Alternatively, the Company may, in its sole discretion, settle the Units in the form of shares of Stock but require the Participant to sell such shares of Stock immediately or within a specified time following the Participant’s Separation From Service (in which case, this Agreement shall give the Company the authority to issue sales instructions on the Participant’s behalf).

9.    Responsibility for Taxes; Tax Withholding. The Participant shall be responsible for the payment of any and all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance or other taxes of any kind (“Tax-Related Items”) required by law to be paid with respect to the grant, vesting and settlement of Units hereunder, including, without limitation, the payment of any applicable withholding, Self-Employment Contributions Act of 1954, as amended, and similar taxes or obligations. The Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Units or the shares of Stock issued upon vesting of the Units, and (b) does not commit to structure the terms of the Award (or any aspect of the Units) to reduce or eliminate the Participant’s liability for Tax-Related Items.

Upon the issuance of shares of Stock or the satisfaction of any vesting condition with respect to the shares of Stock to be issued hereunder, if the withholding of Tax-Related Items is required, the Company may hold back from the total number of shares of Stock to be delivered to the Participant, and shall cause to be transferred to the Company, whole shares of Stock that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the shares of Stock, or to the extent it would not result in adverse accounting treatment, the Company may, in its sole discretion, hold back shares of Stock based on a rate of up to the maximum applicable withholding rate. If the obligation for Tax-Related Items is satisfied by holding back shares of Stock to be delivered upon settlement of the Units, for tax purposes, the Participant is deemed to have been issued the full number of shares of Stock subject to the Units, notwithstanding that a number of shares of Stock are held back solely for the purpose of paying the Tax-Related Items. The Participant will have no further rights with respect to any shares of Stock that are retained by the Company pursuant to this provision. By accepting the grant of Units, the Participant expressly consents to the withholding of shares of Stock and/or cash as provided for hereunder.

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Alternatively, the Participant hereby authorizes the Company (on the Participant’s behalf and at the Participant’s direction pursuant to this authorization) to immediately sell a sufficient whole number of shares of Stock acquired upon vesting resulting in sale proceeds sufficient to pay the Tax-Related Items required to be withheld. The Participant agrees to sign any agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated brokerage firm) to effectuate the sale of the shares of Stock (including, without limitation, as to the transfer of the sale proceeds to the Company to satisfy the Tax-Related Items required to be withheld). Further, the Company may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from the Participant’s compensation or any other amounts payable to the Participant, with no withholding of shares of Stock or sale of shares of Stock, or may require the Participant to submit a cash payment equivalent to the Tax-Related Items required to be withheld with respect to the Units.

All other Tax-Related Items related to the grant or vesting of Units and any shares of Stock delivered in settlement thereof are the Participant’s sole responsibility. In no event shall whole shares of Stock be withheld by or delivered to the Company in satisfaction of any Tax-Related Items in excess of the maximum statutory tax withholding required by law. The Participant agrees to indemnify the Company and its Affiliates against any and all liabilities, damages, costs and expenses that the Company and its Affiliates may hereafter incur, suffer or be required to pay with respect to the payment or withholding of any Tax-Related Items.

The Units are intended to comply with or be exempt from the requirements of Code Section 409A. The Plan and this Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that the Agreement is subject to Code Section 409A and that it has failed to comply with the requirements of that Section, the Company may, in its sole discretion, and without the Participant’s consent, amend this Agreement to cause it to comply with Code Section 409A or be exempt from Code Section 409A. Notwithstanding any action or inaction by the Administrator, the Participant is exclusively responsible for any tax consequences under Code Section 409A resulting from the award of Units.

10.    Investment Intent. The Participant acknowledges that the acquisition of the Units and underlying shares of Stock is for investment purposes without a view to distribution thereof.

11.    Transferability; Restrictions on Shares; Legend on Certificate. Until the vesting conditions of this award have been satisfied and shares of Stock have been issued in accordance with the terms of this Agreement and any applicable Addendum or by action of the Administrator, the Units awarded under this Agreement are not transferable and the Participant shall not sell, transfer, assign, pledge, gift, hypothecate or otherwise dispose of or encumber the Units awarded under this Agreement. Transfers of shares of Stock by the Participant are subject

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to the Company’s Stock Trading Policy and applicable laws, rules and regulations. Shares of Stock issued to the Participant in certificate form or to the Participant’s book entry account upon settlement of the Units may be restricted from transfer or sale by the Company and evidenced by stop-transfer instructions upon the Participant’s book entry account or restricted legend(s) affixed to certificates in the form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer.

    12.    Repatriation and Legal/Tax Compliance Requirements. If the Participant is resident outside of the United States, the Participant agrees to repatriate all payments attributable to the Units and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Stock acquired pursuant to the award) in accordance with local foreign exchange rules and regulations in the Participant’s country of residence. In addition, the Participant agrees to take any and all actions, and consent to any and all actions taken by the Company, as may be required to allow the Company to comply with local laws, rules and regulations in the Participant’s country of residence. Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence.

13.    Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other grant materials by the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

    The Participant understands that the Company may hold certain personal information about the Participant, including (but not limited to) the Participant’s name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number (e.g., resident registration number), nationality, job title, any shares of Stock or directorships held in the Company, and details of all Units awarded to the Participant or any other entitlements to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”) for the purpose of implementing, managing and administering the Plan.

The Participant understands that Data may be transferred to any third parties assisting the Company with the implementation, administration and management of the Plan, including but not limited to Morgan Stanley Smith Barney LLC and its affiliates (“Morgan Stanley”) or any successor or any other third party that the Company or Morgan Stanley (or its successor) may engage to assist with the administration of the Plan from time to time. The Participant

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understands the recipients of the Data may be located in the Participant’s country, in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Company’s Vice President, Total Rewards.

The Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares of Stock acquired upon settlement of the Units. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Vice President, Total Rewards. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later revokes his or her consent, the Participant’s service with the Company will not be adversely affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant Units or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Company’s Vice President, Total Rewards.

14.    Nature of Grant. By participating in the Plan, the Participant acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Administrator at any time, to the extent permitted by the Plan;

(b)    the grant of the Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants or benefits in lieu of Units, even if Units have been granted in the past;

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(c)    all decisions with respect to future grants of Units, if any, will be at the sole discretion of the Administrator;

(d)    the grant of the Units and the Participant’s participation in the Plan shall not be interpreted to form a contractual or other relationship with the Company or its Affiliates; further, the award of Units hereunder shall not confer upon the Participant any right to continued service as a director of the Company and this Agreement shall not be construed in any way to limit the rights of the Company or its shareholders pursuant to the organizational documents of the Company and applicable law;

(e)    the Participant is voluntarily participating in the Plan;

(f)    the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty;

(g)    no claim or entitlement to compensation or damages shall arise from (i) the forfeiture of the Units resulting from the termination of the service relationship and/or (ii) the forfeiture or cancellation of the Units and/or recoupment of any shares of Stock, cash, or other benefits acquired under the Plan resulting from the application of the Company’s recoupment policies, as may be applicable; and

(h)    the following provisions apply only if the Participant is resident outside the United States: (A) the Units, the underlying shares of Stock, and the income and value of same are not part of normal or expected compensation for any purpose; and (B) the Company shall not be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the Units or of any amount due to the Participant pursuant to the settlement of the Units or the subsequent sale of any shares of Stock acquired upon settlement.

    15.    Not a Public Offering. If the Participant is resident outside the United States, the grant of Units under the Plan is not intended to be a public offering of securities in the Participant’s country of residence. The Company has not submitted any registration statement, prospectus or other filings to securities authorities outside the United States unless otherwise required under local law, and the grant of Units is not subject to the supervision of securities authorities outside the United States.

    16.    No Advice Regarding Grant. No Employee of the Company is permitted to advise the Participant regarding participation in the Plan or the Participant’s acquisition or sale of the

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shares of Stock. Investment in shares of Stock involves a degree of risk. Before deciding whether to participate in the Plan, the Participant should carefully consider all risk factors relevant to the acquisition of shares of Stock under the Plan, and the Participant should carefully review all of the materials related to the Units and the Plan. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors before taking any action related to the Plan.

    17.    Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s or his or her broker’s country of residence or where the shares of Stock are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws that may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to those shares of Stock (e.g., Units) or rights linked to the value of shares of Stock (e.g., phantom awards, futures) during such times the Participant is considered to have “inside information” regarding the Company, as defined in the laws or regulations in the Participant’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed insider information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any restrictions and is advised to speak to the Participant’s personal advisor on this matter.

    18.    Electronic Delivery of Documents. The Company may, in its sole discretion, deliver any documents related to the Units and participation in the Plan or future grants of Units that may be granted under the Plan, by electronic means unless otherwise prohibited by local law. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party-designated by the Company.

19.    Language. If the Participant is resident outside of the United States, the Participant hereby acknowledges and agrees that it is the Participant’s express intent that this Agreement and any applicable Addendum, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Units, be drawn up in English. The Participant acknowledges that he/she is proficient in the English language and understands the terms of this Agreement or has had the ability to consult with an advisor who is proficient in the English language. If the Participant has received this Agreement and any applicable Addendum, the Plan or any other documents related to the Units translated into a language other than

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English, and if the meaning of the translated version is different than the English version, the English version will control.

    20.    Addendum. Notwithstanding any provision of this Agreement to the contrary, the Units shall be subject to any special terms and conditions for the Participant’s country of residence as are forth in an applicable addendum to the Agreement, if any (the “Addendum”). Further, if the Participant transfers residence to another country reflected in an Addendum to the Agreement, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Units or the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer of residence). Any applicable Addendum shall constitute part of this Agreement.

    21.    Additional Requirements. The Administrator reserves the right to impose other requirements on the Units, any shares of Stock acquired pursuant to the Units and the Participant’s participation in the Plan to the extent the Administrator determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Units or the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

22.    Legal Notices. Any legal notice necessary under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive offices of the Company and to the Participant at the address appearing in the records of the Company for such Participant or to either party at such other address as either party may designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

    23.    Award Subject to the Plan; Conflicts. The award of Units granted pursuant to this Agreement and any applicable Addendum is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. This Agreement contains terms and provisions established by the Administrator specifically for the grant described herein. Unless the Administrator has exercised its authority under the Plan to establish specific terms of an Award, the terms of the Plan shall govern. Subject to the limitations set forth in the Plan, the Administrator retains the right to alter or modify the award of Units granted pursuant to this Agreement as the Administrator may determine are in the best interests of the Company. The Participant hereby accepts the Units subject to all the terms and provisions of the Plan and this Agreement and agrees that all decisions under, and interpretations

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of, the Plan and this Agreement by the Administrator, Committee or the Board shall be final, binding and conclusive upon the Participant and the Participant’s heirs and legal representatives.

24.    Governing Law and Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof) and applicable federal laws. For the purpose of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of The Commonwealth of Massachusetts and agree that such litigation shall be conducted in the state courts of Massachusetts or the federal courts of the United States for the District of Massachusetts.

25.    Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

26.     Severability. The Participant agrees that the provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

27.    Waiver. The Participant understands that the waiver by the Company with respect to the Participant’s compliance of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of such party of a provision of this Agreement.

28.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to the one and the same instrument.

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IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed and delivered this Agreement as a sealed instrument as of the date and year first above written.

PLAN: AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN
Total Granted: %%TOTAL_SHARES_GRANTED%-%

BOSTON SCIENTIFIC CORPORATION

Name: Michael F. Mahoney
Title: President and Chief Executive Officer

%%FIRST_NAME%-% %%LAST_NAME%-%
PARTICIPANT*

*Signed via electronic signature

BY ELECTRONICALLY ACCEPTING THE AWARD, THE PARTICIPANT AGREES THAT (i) SUCH ACCEPTANCE CONSTITUTES THE PARTICIPANT’S ELECTRONIC SIGNATURE IN EXECUTION OF THIS AGREEMENT; (ii) THE PARTICIPANT AGREES TO BE BOUND BY THE PROVISIONS OF THE PLAN, THE AGREEMENT AND ANY ADDENDUM; (iii) THE PARTICIPANT HAS REVIEWED THE PLAN, THE AGREEMENT AND ANY ADDENDUM IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE AWARD AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PLAN, THE AGREEMENT AND ANY ADDENDUM; (iv) THE PARTICIPANT HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PLAN; AND (v) THE PARTICIPANT HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR OR ITS DULY AUTHORIZED DELEGATE UPON ANY QUESTIONS ARISING UNDER THE PLAN, THE AGREEMENT AND ANY ADDENDUM.

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